UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 2, 2010

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 Carlson Parkway

Minnetonka, Minnesota  55306

(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 2, 2010, OneBeacon Insurance Group, Ltd. (the “Company”) announced that it has entered into a Purchase Agreement (the “Purchase Agreement”) with Tower Group, Inc. (“Tower”) pursuant to which Tower agreed to acquire the Company’s Personal Lines Business (the “Subject Business”, the acquisition of which is referred to as the “Transaction”), including but not limited to all of the issued and outstanding capital stock of York Insurance Company of Maine (“York”) and Massachusetts Homeland Insurance Company (“MHIC”), the issued and outstanding units of Adirondack AIF, LLC (“Adirondack”) and New Jersey Skylands Management LLC (“Skylands”), surplus notes issued by each of Adirondack Insurance Exchange and New Jersey Skylands Insurance Association, the renewal rights to certain other insurance policies and other assets and rights relating to the Subject Business.  Net written premiums for the affected book total approximately $420 million for the year ended December 31, 2009. As consideration, the Company will receive an amount equal to the statutory surplus in the reciprocal exchanges (approximately $103 million at December 31, 2009), including the par value of the surplus notes issued by the exchanges to each of Homeland Insurance Company of New York and The Camden Fire Insurance Association, the GAAP equity in York, MHIC, Adirondack and Skylands (approximately $45 million at December 31, 2009), plus $32.5 million. The closing of the Transaction is subject to the receipt of certain regulatory approvals, including the approvals of certain state regulatory authorities.

The foregoing description of the terms and conditions of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated by reference herein. The Purchase Agreement is being included to provide information regarding its terms and is not intended to provide any other factual or disclosure information about the parties thereto. The Purchase Agreement contains representations and warranties, which have been made solely for the benefit of the parties to the Purchase Agreement and should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk among the parties if those statements prove to be inaccurate. Moreover, the representations, warranties, covenants and agreements stated in the Purchase Agreement do not reflect exceptions thereto as may be set forth in certain schedules exchanged by the parties in connection with the entry into the Purchase Agreement. The representations and warranties were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement and are subject to more recent developments. Accordingly, the representations and warranties as set forth in the Purchase Agreement alone may not describe the actual state of affairs as of the date they were made or at any other time.

ITEM 7.01	REGULATION FD DISCLOSURE

On February 2, 2010, the Company issued a press release announcing that it has agreed to sell the Subject Business to Tower.  A copy of the press release announcing the transaction is furnished herewith as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit 2.1	Purchase Agreement by and among the Company, certain of its subsidiaries and Tower dated as of February 2, 2010

Exhibit 99.1	Press Release issued by the Company dated February 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date: February 2, 2010
	By:	/s/ Jane E. Freedman
Jane E. Freedman
Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase Agreement by and among the Company, certain of its subsidiaries and Tower dated as of February 2, 2010

99.1	Press Release issued by the Company dated February 2, 2010